Exhibit 10(a)71

               SUPPLEMENTAL RETIREMENT PLAN OF
            ENTERGY CORPORATION AND SUBSIDIARIES
     (As Amended and Restated Effective January 1, 2000)

                  Certificate of Amendment

                       Amendment No. 1

     THIS INSTRUMENT, executed and made effective this 28th day of December, 2001, ("Effective Date") constitutes the First Amendment of the Supplemental Retirement Plan of
Entergy Corporation and Subsidiaries, as amended and restated effective January 1, 2000 (the "Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 9.01 of the Plan, the Personnel
Committee, as authorized by the Board of Directors, does hereby amend the Plan as follows:

     1. Current Sections 1.31, 1.32 and 1.33 are renumbered 1.32, 1.33 and 1.34, respectively, and a new Section 1.31 is added to the Plan to read as follows:

1.31 "System Management Participant" shall mean a
     Participant who is currently, or was immediately prior to the commencement of a Change in Control Period, at one of the System Management Levels set forth in
     Section 1.30.

     2. Section 4.08 of the Plan is amended in its entirety to read as follows:

4.08 (a) In lieu of the monthly benefits payable under Sections 4.02 and 4.07, a Participant who, at the time of his Retirement from Service (on or after his Early Retirement Date) or Qualifying Event, is a System Management Participant (or is treated as a System Management Participant in accordance with
          Section 1.31), may elect, subject to the terms and conditions set forth in this Section 4.08(a) and
          Section 4.08(c), an optional single-sum payment.
          The optional single-sum payment amount shall be equal to the present value of the System Management Participant's Plan benefit determined under (1)
          Section 4.02 as of the date of his Retirement from Service or (2) Section 7.03 as of the date of his Qualifying Event, if applicable. Present value shall be computed using the same interest and mortality assumptions used in the Entergy Corporation Retirement Plan for Non-Bargaining Employees for computing the present value of benefits (for purposes of the involuntary cash-out rules) as of the time such single-sum amount is to be computed. Under this optional form of benefit payment, no further benefit payments of any kind shall be made under the Plan to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant.

     (b)  A System Management Participant who is
          eligible for an optional single-sum payment in accordance with Section 4.08(a), and who is eligible to participate in and has elected to participate in the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries ("EDCP") may elect, in accordance with Section 4.08(c), to convert the entire amount of the present value of the Participant's Plan benefit, determined in accordance with Section 4.08(a), to an equivalent credited balance under the EDCP, in which case no further benefit payments of any kind shall be due, or made under the Plan, to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant. Any election to convert Plan benefits under this Section 4.08(b) shall be effective as to the entire value of such Plan benefits at the time of conversion.

     (c)  A System Management Participant's
          election of the single-sum payment in accordance with Section 4.08(a) and a System Management
          Participant's conversion election in accordance with
          Section 4.08(b), if applicable, shall be subject to the following:

          (1) Each such election must be made at least 6 months prior to the earlier of (i) Retirement from Service or (ii) the earliest Income Commencement Date under Section 7.03(a) or (b), as applicable, following a Qualifying Event, and in such form as the Administrator (or its delegate) may require;

          (2) Any failure by the Participant to make an affirmative written election hereunder on or before the deadline established in subsection (1) above shall constitute a waiver both of any right to elect the single-sum form of benefit and the right to convert Plan benefits in accordance with Section 4.08(b), in which case the terms of Sections
               4.02 and 4.07 shall govern to the extent applicable;

          (3) The Participant may cancel his election for the single-sum form of benefit or conversion of Plan benefits, if applicable, at any time prior to the deadline for making such elections as described in subsection (1), after which date any such election(s) shall become irrevocable; and

          (4) An eligible Participant's election shall be subject to the written consent of the Employer.

     3. Section 7.03 of the Plan is amended by adding a new subsection (c) at the end of that Section to read as follows:

     (c) If a Participant described in subsection 7.03(a) or (b) is a System Management Participant (or is treated as a System Management Participant in accordance with Section 1.31) at the time of such Qualifying Event, then at the System Management Participant's earliest Income Commencement Date, as described in subsection 7.03(a) and (b), respectively, the entire amount of the present value (as computed in accordance with Section 4.08(a)) of the System Management Participant's Plan benefit, determined in accordance with this Section 7.03, shall be converted to an equivalent credited balance under the EDCP if the System Management Participant has a conversion election in effect that satisfies the requirements of Section 4.08(c), in which case no further benefit payments of any kind shall be due, or made under the Plan, to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant.

     4. Section 9.01 of the Plan is hereby restated in its entirety to read as follows:

9.01 General. The Personnel Committee of the Board of Directors shall have the right, in its absolute discretion, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 9.02 hereof. The provisions of this Article IX shall survive a termination of the Plan unless such termination is agreed to by the Participants.

     5. Section 9.02(d) of the Plan is amended and restated as follows:

     (d) Unless agreed to in writing and signed by the affected System Management Participant and by the Plan Administrator, no provision of this Plan may be modified, waived or discharged before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.


IN WITNESS WHEREOF, the Personnel Committee has caused this
First Amendment to the Supplemental Retirement Plan of
Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on the day, month, and year above set forth.

                         PERSONNEL COMMITTEE
                         through the undersigned duly
                         authorized representative

                         __________________________
                         WILLIAM E. MADISON
                         Senior Vice-President,
                         Human Resources and Administration
                         for Entergy Services, Inc.